Exhibit 10.1

As of June 30, 2009

iStar Tara LLC

c/o iStar Financial Inc.

1114 Avenue of the Americas

New York, New York 10036

Re:	Amendment to the Loan and Security Agreement dated as of July 11, 2006

To Whom It May Concern:

This letter agreement (this “Amendment”) sets forth the agreement of Alexion Manufacturing LLC, a Delaware limited liability company (“Borrower”) on the one hand, and iStar Financial Inc., a Maryland corporation (the “Initial Lender”) on the other hand, with regard to certain matters pertaining to the prepayment provisions of the Loan Agreement (hereafter defined). On July 11, 2006, Borrower and Initial Lender executed (i) that certain Loan and Security Agreement (as amended from time to time, collectively, the “Original Loan Agreement”) pursuant to which Initial Lender made a loan to Borrower in the aggregate principal amount of up to Twenty Six Million and 00/100 dollars ($26,000,000) (the “Initial Loan”); (ii) that certain Promissory Note, dated the same, in the principal amount of Twenty Six Million and 00/100 dollars ($26,000,000) (the “Original Note”); and (iii) the other Loan Documents each dated as of July 11, 2006. Subsequently, the above referenced documents were amended by that certain First Amendment to Loan Agreement and Other Loan Documents, dated as of July 18, 2007 (the “First Amendment”) whereby the Initial Loan amount was increased by Eighteen Million and 00/100 dollars ($18,000,000), collectively making the aggregate principal loan amount Forty-Four Million and 00/100 dollars ($44,000,000) (the “Loan”) and in connection with the First Amendment, Borrower executed that certain Amended and Restated Promissory Note dated as of July 18, 2007, which amended and restated the Original Note in its entirety. The Original Loan Agreement as amended by the First Amendment is hereinafter referred to as the “Loan Agreement”. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

Initial Lender assigned its interests in the Loan, the Loan Agreement, and the other Loan Documents to iStar Tara LLC, a Delaware limited liability company (“Lender”) pursuant to that certain Assignment and Assumption of Note, Mortgage and Other Loan Documents, dated as of March 1, 2009 (the “Assignment”).

Borrower has requested and Lender has agreed to amend Section 2.4 of the Loan Agreement to permit a prepayment of the Loan as specifically set forth herein.

1. Notwithstanding anything to the contrary express or implied set forth in Section 2.4(C)(i) of the Loan Agreement, Lender hereby agrees that so long as no Event of Default exists and provided Borrower repays the Loan in full on or before January 5, 2010, Borrower may prepay the Loan at any time during such period, in whole or in part, and without payment of the Prepayment Premium. Borrower has advised Lender that it intends to prepay the aggregate principal amount of the Loan in accordance with the following payment schedule:

(a) On the first Business Day of July, 2009, a payment in the amount of Five Million and 00/100 Dollars ($5,000,000.00);

(b) On the first Business Day of August, 2009, a payment in the amount of Five Million and 00/100 Dollars ($5,000,000.00);

(c) On the first Business Day of September, 2009, a payment in the amount of Five Million and 00/100 Dollars ($5,000,000.00);

(d) On the first Business Day of October, 2009, a payment in the amount of Five Million and 00/100 Dollars ($5,000,000.00);

(e) On the first Business Day of November, 2009, a payment in the amount of Five Million and 00/100 Dollars ($5,000,000.00);

(f) On the first Business Day of December, 2009, a payment in the amount of Five Million and 00/100 Dollars ($5,000,000.00); and

(g) On or prior to January 5, 2010, the remaining principal balance of the Loan, together with all accrued and unpaid interest and any other amounts that are due under the Loan Agreement.

Lender and Borrower agree and acknowledge that Borrower may prepay the Loan sooner than the schedule provided herein; provided, however, if the Loan is not repaid in full on or before January 5, 2010, any prepayment of the Loan made after January 5, 2010, in part or in whole, shall be subject to the payment of the applicable Prepayment Premium and the other terms, conditions and restrictions as set forth in Section 2.4(C) of the Loan Agreement.

2. To the extent the Loan is not repaid in full on or before January 5, 2010, Lender and Borrower agree that on or before March 1, 2010 (when the Loan is scheduled to start amortizing as set forth in Section 2.3 of the Loan Agreement), Lender shall establish a new amortization schedule to replace the amortization schedule that is currently set forth in Section 2.3 of the Loan Agreement based on the then outstanding principal balance such that the Loan will fully amortize during the remaining term of the Loan commencing on March 1, 2010 through the Maturity Date.

3. In order to induce Lender to execute this Amendment, Borrower and Guarantor represent and warrant as follows:

(a) This Amendment, and any other documents and instruments required to be executed and delivered by Borrower and/or Guarantor in connection herewith, when executed and delivered, will constitute the duly authorized, valid and legally binding obligations of Borrower and Guarantor, as applicable, and will be enforceable in accordance with their respective terms, subject only to bankruptcy and insolvency laws of general applicability and the application of general principles of equity.

(b) The execution, delivery and performance of this Amendment, the Loan Documents as modified by this Amendment and any other documents or instruments to be executed and delivered by Borrower and Guarantor in connection herewith will not: (i) violate any laws or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, corporate charter or bylaws, instrument, document, agreement or contract of any kind to which Borrower or Guarantor is a party or by which Borrower or Guarantor may be bound. Borrower and Guarantor are not in default (beyond applicable grace or cure periods) under any contract or agreement to which each is a party, the effect of which default will materially adversely affect the performance by Borrower or Guarantor of their representative obligations pursuant to and as contemplated by the terms and provisions of this Amendment and the Loan Documents as modified by this Amendment.

(c) The representations and warranties made by Borrower and Guarantor in the Loan Documents, as modified by this Amendment, to which each such person or entity is a party are true, correct, and complete in all material respects as of the date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(d) Neither Borrower nor Guarantor has any defenses, claims, offsets or setoffs with regard to the enforcement of the Loan Documents.

4. Notwithstanding anything contained in this Amendment to the contrary or any prior act of Lender or any procedure established by Lender with regard to the Loan, Borrower acknowledges and agrees that Lender has not heretofore waived any of its rights or remedies under the Loan Documents nor has Lender waived any of the duties or obligations of Borrower thereunder. No waiver by Lender of any covenant or condition under the Loan Documents shall be deemed a subsequent waiver of the same or any other covenant or condition. No covenant, term or condition of the Loan Documents shall be deemed waived by Lender unless in writing.

5. Borrower and Guarantor agree that the Loan Agreement and the other Loan Documents, including without limitation, the Completion, Payment and Performance Guaranty and the Environmental Indemnity Agreement, as amended by this Amendment, remain in full force and effect in accordance with the previously existing terms thereof, as amended by this Amendment, and such documents and instruments are hereby ratified and confirmed.

6. The undersigned, as Guarantor, hereby consents to the amendment of the Loan Documents pursuant to the terms and conditions of this Amendment. Guarantor hereby reaffirms all of the obligations of Guarantor under the Completion, Payment and Performance Guaranty and the Environmental Indemnity Agreement.

7. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

8. This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York.

9. The parties hereto expressly acknowledge and agree that this Amendment shall not be construed as a novation of the Amended Note, Mortgage or any other Loan Document.

10. All of the Mortgaged Property shall remain in all respects subject to the lien, charge and encumbrance of the respective Mortgage, as herein modified, and nothing herein contained and nothing done pursuant hereto, shall affect the lien, charge or encumbrance of the respective Mortgage, as herein modified, or the priority thereof with respect to other liens, charges, encumbrances or conveyances, or release or affect the liability of any part or parties whomsoever, who may now or hereafter be liable under, or on account of, the Loan Documents.

11. The execution and delivery of this Amendment does not constitute a waiver of any default under the Amended Note, Mortgage or any of the other Loan Documents.

12. Time is hereby declared to be of the essence of this Amendment and of every part hereof.

[The Rest of this Page Intentionally Blank]

Very truly yours,

ALEXION MANUFACTURING LLC, a Delaware limited liability company

By:	ALEXION PHARMACEUTICALS, INC., a Delaware corporation, its sole member

	By:	/s/ Vikas Sinha
	Name:	Vikas Sinha
	Its:	Senior VP and CFO

ALEXION PHARMACEUTICALS, INC., a Delaware corporation

	By:	/s/ Vikas Sinha
	Name:	Vikas Sinha
	Its:	Senior VP and CFO

Agreed to and Accepted as of the 30th day of June, 2009

iSTAR TARA LLC, a Delaware limited liability company

By:	/s/ Cynthia Tucker
Name:	Cynthia Tucker
Its:	Senior Vice President

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